CONFIDENTIAL TREATMENT REQUESTED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Exhibit 99.16

FIFTH AMENDMENT TO

CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE

This FIFTH AMENDMENT TO CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE (“Fifth Amendment”) is made and is effective as of this 5th day of June, 2014, by and among Mortgage Guaranty Insurance Corporation (“MGIC”), Countrywide Home Loans, Inc. (“CHL”) and Bank of America, N.A., in its capacity as master servicer or servicer of Subject Loans (“Servicer”).  Capitalized terms used in this Amendment without definition have the meanings given them in the Settlement Agreement.

RECITALS

WHEREAS, MGIC, CHL, and Servicer are Parties to a Confidential Settlement Agreement and Release, dated as of April 19, 2013, as amended by the Amendment to Confidential Settlement Agreement and Release, dated as of September 24, 2013, the Second Amendment to Confidential Settlement Agreement and Release, dated as of November 8, 2013, the Third Amendment to Confidential Settlement Agreement and Release, dated as of March 13, 2014, and the Fourth Amendment to Confidential Settlement Agreement and Release, dated as of May 19, 2014 (as amended, collectively, the “Settlement Agreement”); and

WHEREAS, the Parties desire further to amend the Settlement Agreement (i) to remove the CHL/PLS Loans (as defined below) from the Settlement Agreement effective as of the Fifth Amendment Signing Date (as defined below) and (ii) to reduce the Settlement Payment and the Denial Settlement Payment by the amount attributable to the CHL/PLS Loans, such amount to be disbursed to MGIC from the MGIC Escrow Account.

NOW, THEREFORE, intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including the promises and other matters contained herein, the Parties agree, pursuant to Section 19(g) of the Settlement Agreement, that the Settlement Agreement is hereby amended as follows:

1.	Definitions. The following definitions are amended or added in Section 1 of the Settlement Agreement:

a.	Section 1(u) is amended by deleting the current section and replacing it as follows:

“(u) “Denial Settlement Payment” means the amount of [***], to be deposited to the MGIC Escrow Account by MGIC as set forth in Section 2(a), and disbursed as set forth in Section 8.  The Denial Settlement Payment with respect to the Countrywide PLS Loans and the Third Party PLS/Other Loans shall be allocated among the loans identified on Schedule 9, as revised on the Fifth Amendment Signing Date in accordance with Attachment A to the Fifth Amendment, as finalized pursuant to Section 3(b)(iii).”

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b.	Section 1(kkk) is amended by deleting the current section and replacing it as follows:

“(kkk) “Settlement Payment” means the amount of [***] (calculated by [***] less [***] (the applicable Premium Refund Credit with respect to both Categories, and the premium refunds that have escheated to the states pursuant to applicable law with respect to both Categories)), to be deposited to the MGIC Escrow Account by MGIC as set forth in Section 2(a), and disbursed as set forth in Section 8. The Settlement Payment shall be allocated among each Trust/Other as identified on Schedule 2, as revised on the Fifth Amendment Signing Date in accordance with Attachment A to the Fifth Amendment, as finalized pursuant to Section 3(b)(i), in amounts equal to the product of (x) the percentage calculated by dividing (i) the sum of all Claim benefit amounts calculated by MGIC using the Claim amounts submitted to MGIC of all Past Coverage Determination Loans held by each such Trust/Other by (ii) the sum of all Claim benefit amounts calculated by MGIC using the Claim amounts submitted to MGIC of all Past Coverage Determination Loans in a given Category and (y) the amount of the Settlement Payment identified in Section 2(a) with respect to such Category.”

c.	The following Section 1(aaaa) is added: ““CHL/PLS Loans” means the Countrywide PLS Loans and Third Party PLS/Other Loans listed on Attachment A to the Fifth Amendment.”

d.	The following Section 1(bbbb) is added: ““Fifth Amendment” means the Fifth Amendment, dated as of June 5, 2014, to the Settlement Agreement.”

e.	The following Section 1(cccc) is added: ““Fifth Amendment Signing Date” means the date the Fifth Amendment is made, as specified in the Preamble to the Fifth Amendment.”
f.	The following Section 1(dddd) is added: ““Refund Payment” means the amount of [***] to be paid to MGIC pursuant to Section 8(f).”

g.	Each of the definitions of “Covered Loans,” “Past Coverage Determination Loans,” “Pending Rescission Loans,” “Recently Denied Loans,” “Recently Paid Loans,” “Recently Rescinded Loans,” “Subject Loan,” and “True-Up Loans” is amended by adding the following at the end of each definition “provided that the CHL/PLS Loans shall be removed from the corresponding Schedule effective as of the Fifth Amendment Signing Date.”

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2.	Reduction of Settlement Payment to Reflect Removal of CHL/PLS Loans.

a.	Section 2(a)(i)(A) is amended by deleting the current section and replacing it as follows:

“(A) [***] (applicable Settlement Payment after deductions) (calculated by: [***] (applicable Settlement Payment before deductions) less [***] (the sum of the applicable Premium Refund Credit and those premium refunds that have escheated to the states pursuant to applicable law)); and

(B) [***] (applicable Denial Settlement Payment); and”

b.	Section 8(f) is added as follows:

“(f) Refund to MGIC.  As soon as practicable after the Fifth Amendment Signing Date, the Parties shall jointly instruct the escrow agent to disburse to MGIC the amount of funds in the MGIC Escrow Account equal to the Refund Payment.”

c.	Section 2(e)(iv) is added as follows:

“iv.            Effective as of the Fifth Amendment Signing Date, the balance in the MGIC Escrow Account shall be reduced by an amount equal to the Refund Payment and such amount shall be paid to MGIC. The Parties acknowledge and agree that the payment of the Refund Payment to MGIC does not constitute a disbursement to MGIC for the purposes of the grant of a security interest under Section 2(e)(i) above but rather reflects the amendment of the definitions of Settlement Payment and Denial Settlement Payment.  Servicer releases and discharges any security interest which may have been granted to Servicer by MGIC in Section 2(e)(i) to the portion of the Settlement Payment and the Denial Settlement Payment that constitutes the Refund Payment and waives any and all claims or interest it has or might have in and to the Refund Payment.  Servicer shall promptly file an amendment to the UCC-1 financing statement previously filed by Servicer with respect to the disbursements from the MGIC Escrow Account, such amendment to reflect the termination of Servicer’s security interest, if any, in the Refund Payment.”

3.	Failure to Obtain Certain Consents. Section 4(g) is added as follows:

“(g)  If either MGIC or Servicer terminates the CHL/GSE/PLS Terminated Provisions (as defined in the Second Amendment, dated as of June 5, 2014 to the MGIC/BANA Settlement Agreement), then the CHL/PLS Loans, (x)  if an Other Implementation Date has occurred, shall become Non-Consenting Loans at the time that the Non-Consenting Loans are listed on Schedule 11, or (y) if this Settlement Agreement is terminated, shall be subject to the termination provisions in Section 4(f).”

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4.	Corrections to the Settlement Agreement.

a.	The reference in the twelfth line of Section 4(f) to “this Section 4(e)” is amended and replaced with the words “this Section 4(f).”

b.	The reference in Section 5(c)(iii) to “Section 4(d)” is amended and replaced with the words “Section 4(f).”

5.	Settlement Agreement. The Parties hereby affirm all other terms, provisions, and conditions of the Settlement Agreement, as amended, which is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. All references in the Settlement Agreement to the Settlement Agreement shall mean the Settlement Agreement as amended by all Amendments.

6.	Governing Law. This Fifth Amendment and any Cause of Action arising under or related to this Fifth Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the law of conflicts.

7.	Interpretation. This Fifth Amendment shall not be construed against any Party, but shall be construed as if the Parties jointly prepared the Fifth Amendment and any uncertainty and ambiguity shall not be interpreted against any one Party.

8.	Severability. If any provision of this Fifth Amendment is declared invalid or unenforceable, then, to the extent possible, all of the remaining provisions of this Fifth Amendment shall remain in full force and effect and shall be binding upon the Parties.

9.	Representations and Warranties. Each of the Parties represents that: (1) it has full power and authority to execute and deliver this Fifth Amendment and to perform its obligations under the Fifth Amendment; (2) it has taken all necessary corporate action to authorize the execution and delivery of this Fifth Amendment and the performance of its duties and obligations contemplated hereby; (3) none of such execution, delivery, or performance of this Fifth Amendment and the transactions contemplated hereby: (A) conflicts with the obligations of such Party under any material agreement binding upon it; (B) requires any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental authority, agency or instrumentality, or any third party, except for (x) filing with the appropriate periodic report with the Securities and Exchange Commission and (y) any authorization, consent, approval, registration, declaration, filing, or notice that has been obtained or given prior to the date hereof; (C) results in, or requires, the creation or imposition of any lien or other charge upon or with respect to any of the assets now owned or hereafter acquired by a Party; and (4) this Fifth Amendment, upon execution and delivery, is a valid and binding agreement, enforceable against it in accordance with the terms of the Settlement Agreement, as amended by this Fifth Amendment, subject to applicable bankruptcy, insolvency, reorganization, moratorium, insurers’ rehabilitation and liquidation, and other similar laws affecting creditor’s rights generally and general principles of equity.

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10.	Counterparts. This Fifth Amendment may be executed in counterparts, and when each Party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with the other signed counterparts, shall constitute one agreement, which shall be binding upon and effective as to all Parties. Signatures of the Parties transmitted by fax or .pdf shall be deemed to be their original signatures for all purposes.

[The next page is the signature page.]

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IN WITNESS WHEREOF, the Parties have executed this Fifth Amendment to Confidential Settlement Agreement and Release as of the date first stated above.

MORTGAGE GUARANTY INSURANCE CORPORATION		COUNTRYWIDE HOME LOANS, INC.

By:	/s/ Patrick Sinks	By:	/s/ Michael Schloessmann
Name: Patrick Sinks		Name: Michael Schloessmann
Title: President and Chief Operating Officer		Title: President

BANK OF AMERICA, N.A., as Master Servicer or Servicer

		By:	/s/ John S. Cousins
Name: John S. Cousins
Title: Senior Vice President